EXHIBIT 10.4

Settlement Agreement dated December 22, 2010 by and among Mitch Silverman,
TangoPoint Investments, LLC and BlastGard

I believe all parties involved would agree that it would be beneficial for both BlastGard International Inc. (“BGI”) and me to tie up certain loose ends regarding prior dealings between us.

In connection with foregoing, BGI, TangoPoint Investments LLC (“TPI”) and Mitch Silverman (“Silverman”) acknowledge and agree as follows:

1.	Silverman formed TPI in Florida on April 12, 2010 for the sole purpose of entering into the TPI-BGI Letter Agreement (defined below).

2.
TPI and BGI entered into an agreement regarding a possible transaction between the parties dated July 9, 2010, as modified by a letter from BGI dated July 13, 2010 (together, the “TPI-BGI Letter Agreement”). The TPI-BGI Letter Agreement expired and the contemplated transaction was not consummated.

3.	Silverman intends to take necessary steps to dissolve TPI.

4.
Silverman, the Silverman Affiliates and TPI are not involved in BGI’s business in any manner and have no business relationship with BGI whatsoever. As used herein, the “Silverman Affiliates” shall mean Silverman’s partners, advisors, attorneys and affiliates.

5.	Silverman and TPI have no financial or other obligations or liabilities to BGI; and BGI has no financial or other obligations or liabilities to Silverman, the Silverman Affiliates or TPI.

6.
Each of the parties hereto (the “Releasing Party”) hereby releases, acquits and forever discharges the other party and any of its shareholders, partners, members, principals, directors, officers, employees, attorneys, agents, representatives, joint venture partners, subsidiaries and affiliates (all of the foregoing, the “Released Parties”), from any and all claims, suits, actions, causes of action, costs, expenses, debts, sums of money, promises, damages, and/or demands, known or unknown, that the Releasing Party ever had, now has or may have in the future against the Released Parties in connection with any issue, matter, reason or thing, including without limitation the TPI-BGI Letter Agreement and any other dealings between Silverman, TPI and BGI. In addition, each of the parties hereto shall not disparage the other party.

Please call me (561 214 4443) or e-mail me (silvermitch@yahoo.com) if you have any questions or need any additional information.

Sincerely,

Mitch Silverman,
Personally and as Manager of
TangoPoint Investments LLC (“TPI”)

Agreed and accepted by:

BlastGard International Inc.

By:
Name:
Title:
Date:

cc: Tony Fineman, Esq.

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